Exhibit  23

                            Accountants' Consent


The Board of Directors
The Multicare Companies, Inc.:

We consent to the use of our report incorporated herein by reference.


                                KPMG PEAT MARKWICK LLP

April 8, 1997
Short Hills, New Jersey